Exhibit 99.1

NMT Medical Announces Preliminary Results of CLOSURE I PFO/Stroke Trial

Primary End-point Not Achieved;
Trial Demonstrates Slight Benefit Over Current Best Medical Therapy

BOSTON--(BUSINESS WIRE)--June 17, 2010--NMT Medical, Inc. (NASDAQ: NMTI), an advanced medical technology company that designs, develops, manufactures and markets proprietary implant technologies that allow interventional cardiologists to treat structural heart disease through minimally invasive, catheter-based procedures, today announced that it has received preliminary results for CLOSURE I, its patent foramen ovale (PFO)/stroke and transient ischemic attack (TIA) trial in the U.S. CLOSURE I is the first fully enrolled, randomized clinical trial to evaluate the effectiveness of PFO treatment in preventing recurrent strokes and TIAs. Analysis of the data for CLOSURE I commenced in April 2010.

The preliminary results of CLOSURE I data analysis indicate that the trial did not achieve its primary endpoint: to demonstrate that treatment by device closure with the STARFlex® technology is superior to the current best medical therapy for preventing recurrent strokes and TIAs. However, the preliminary results indicate that closure with STARFlex® provided a small, but not statistically significant, benefit over current best medical therapy.

The trial’s preliminary results indicate that the safety profile of the STARFlex® device had a low rate of complications, similar to that of current best medical therapy. In addition, there was a very low rate of thrombus formation. Closure rates in the trial were 86.5%, which is consistent with NMT’s previously reported results for the STARFlex® implant, and in line with other transcatheter closure devices.

NMT President and Chief Executive Officer Frank Martin said, “Although we are disappointed that we did not meet the primary endpoint, we are currently in discussions with the U.S. Food and Drug Administration (FDA) to evaluate our possible next steps relating to the stroke/TIA indication. In addition, we are working with our clinical investigators, contract research organization, and the CLOSURE I Executive Committee to analyze the full trial data set to help us better understand and evaluate our clinical and regulatory options. We will update our stakeholders on our strategy going forward once we have completed some additional discussions with all parties. It is anticipated that full data results will be discussed at the American Heart Association meeting in November 2010.”

“The preliminary data did demonstrate that our implant device provided a small benefit over current best medical therapy and maintained an excellent safety profile,” Martin said. “NMT remains committed to addressing structural heart disease through minimally invasive, catheter-based procedures. We are continuing to develop the next generation of bioabsorbable implants, including our BioTREK™ device. In addition, we should note that the results of CLOSURE I have no impact on the status of our current FDA and CE Mark approvals for ventricular septal defect (VSD) and atrial level shunt patients.”

About NMT Medical, Inc.

NMT Medical is an advanced medical technology company that designs, develops, manufactures and markets proprietary implant technologies that allow interventional cardiologists to treat structural heart disease through minimally invasive, catheter-based procedures. NMT is currently investigating the potential connection between a common heart defect that allows a right-to-left shunt or flow of blood through a defect like a patent foramen ovale (PFO) and brain attacks such as embolic stroke, transient ischemic attacks (TIAs) and migraine headaches. A common right-to-left shunt can allow venous blood, unfiltered and unmanaged by the lungs, to enter the arterial circulation of the brain, possibly triggering a cerebral event or brain attack. More than 33,000 PFOs have been treated globally with NMT's minimally invasive, catheter-based implant technology.

For more information about NMT Medical, please visit www.nmtmedical.com.

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements – including statements regarding the timing, cost, clinical status, and outcome of the Company’s CLOSURE I trial, its ongoing clinical trials and development programs, expansion of the Company’s cardiovascular business and market opportunities, including stroke, TIA, migraine and any other new applications for the Company’s technology or products, and regulatory approvals for the Company’s products in the United States and abroad – involve known and unknown risks, uncertainties or other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that may cause such a difference include, but are not limited to, the Company’s ability to develop and commercialize new products, a potential delay in the regulatory process with the U.S. Food and Drug Administration and foreign regulatory agencies, as well as risk factors discussed under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and subsequent filings with the U.S. Securities and Exchange Commission.

CONTACT:
NMT Medical, Inc.
Richard E. Davis, 617-737-0930
Chief Operating Officer
red@nmtmedical.com